Exhibit 107

Calculation of Filing Fee Table

Post Effective Amendment No. 2 to Form S-1 on Form S-3

(Form Type)

BAKKT HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation of Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be paid

Fees previously paid	Equity	Class A common stock, par value $0.0001 per share(2)	457(c)	32,500,000	$26.01(3)	$845,325,000.00(3)	$92.70 per $1,000,000	$—

	Equity	Class A common stock, par value $0.0001 per share(4)	457(c)	190,726,638	$26.01(3)	$4,960,799,854.38(3)	$92.70 per $1,000,000	$—

	Equity	Class A common stock, par value $0.0001 per share(5)	457(c)	5,184,300	$26.01(3)	$134,843,643.00(3)	$92.70 per $1,000,000	$—

	Equity	Warrants to purchase Class A common stock(6)		6,147,440				(7)

	Equity	Class A common stock, par value $0.0001 per share(8)	457(o)	6,147,440	$26.01(3)	$159,894,914.40(3)	$92.70 per $1,000,000	$—

	Total Offering Amounts					$6,100,863,411.78		$565,550.04

	Total Fees Previously Paid							$565,550.04

	Total Fee Offsets							$0

	Net Fee Due							$0(9)

(1)

Pursuant to Rule 416(a) of the Securities Act, the registrant is also registering an indeterminate number of additional shares of Class A Common Stock, that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Relates to 32,500,000 shares of Class A Common Stock issued to certain qualified institutional buyers and accredited investors in a private placement.

(3)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of Class A Common Stock on the NYSE on November 11, 2021 in accordance with Rule 457(c) of the Securities Act.

(4)	Relates to 190,726,638 shares of Class A Common Stock, issuable upon the exchange of outstanding and issuable Paired Interests (as defined in the registration statement ).

(5)	Relates to 5,184,300 shares of Class A Common Stock issued to the Sponsor and certain of its affiliates upon the conversion the Founder shares (as defined in the registration statement).

(6)	Relates to 6,147,440 warrants to purchase shares of Class A Common Stock issued to the Sponsor.

(7)	Pursuant to Rule 457(g) under the Securities Act, no separate fee is recorded for the warrants, and the entire fee is allocated to the underlying Class A Common Stock.

(8)

Relates to shares of Class A Common Stock issuable upon the exercise of certain warrants to purchase Class A Common Stock, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share.

(9)

A registration fee of $565,550.04 has previously been paid in connection with the Initial Registration Statement, filed with the SEC on November 12, 2021. Accordingly, no registration fee is being paid with this Post-Effective Amendment No. 2 to the Registration Statement.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A